Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

GATX CORPORATION REPORTS 2021 THIRD-QUARTER RESULTS
•Net income for the third quarter 2021 was $40.1 million or $1.11 per diluted share
•Rail North America’s fleet utilization increased to 99.2%
•Company reiterates 2021 full-year earnings guidance

CHICAGO, Oct. 21, 2021 - GATX Corporation (NYSE:GATX) today reported 2021 third-quarter results. Results for the third quarter and nine months ended September 30, 2021 are summarized below:

	Three Months Ended September 30		Nine Months Ended September 30
Per Diluted Share	2021	2020	2021	2020
Income from Continuing Operations	$1.11	$1.36	$2.28	$3.74
Income from Discontinued Operations	—	(0.01)	—	0.03
Total	$1.11	$1.35	$2.28	$3.77

2021 third-quarter net income from continuing operations was $40.1 million or $1.11 per diluted share, compared to net income from continuing operations of $48.2 million or $1.36 per diluted share in the third quarter of 2020. Net income from continuing operations for the first nine months of 2021 was $82.1 million or $2.28 per diluted share, compared to $132.4 million or $3.74 per diluted share in the prior year period. The 2021 year-to-date results include a net negative impact of $39.7 million or $1.10 per diluted share related to an enacted tax rate increase in the United Kingdom and a net negative impact of $3.4 million or $0.09 per diluted share attributed to debt extinguishment costs associated with an early redemption. The 2020 third-quarter and year-to-date results include a net negative impact of $12.3 million or $0.35 per diluted share related to the elimination of a previously announced tax rate reduction in the United Kingdom. Details related to these items are provided in the attached Supplemental Information under Impact of Tax Adjustments and Other Items on Net Income.

Net income from discontinued operations in the third-quarter and year-to-date periods of 2021 was zero, compared to net loss of $0.3 million or $(0.01) per diluted share in the third quarter of 2020 and net income of $1.1 million or $0.03 per diluted share for the first nine months of 2020.

"We continue to see improvement across our global railcar leasing markets," said Brian A. Kenney, president and chief executive officer of GATX. "In North America, GATX's fleet utilization increased to 99.2% at quarter end and our renewal success rate was 84%. Absolute lease rates across the majority of our fleet increased for the fifth quarter in a row, while the third-quarter renewal lease rate change of GATX’s Lease Price Index was in line with our expectations at negative 8.1%.

“Rail International continues to perform well, as demand for railcars in Europe and India remains robust. GATX Rail Europe's fleet utilization remained high at 98.1% and renewal lease rates for most car types increased versus the expiring rates. GATX Rail Europe and GATX Rail India continued to grow and diversify their fleets during the quarter. However, the pace of fleet growth in 2021 has been negatively impacted by COVID-19-related new car delivery delays in both regions. In Portfolio Management, the Rolls-Royce and Partners Finance affiliates performed as expected in a challenging operating environment for international air travel.”

Mr. Kenney concluded, “Based on year-to-date performance and our outlook for the remainder of the year, we continue to expect our 2021 full-year earnings to be in the range of $4.30 to $4.50 per diluted share. This guidance excludes any impact from Tax Adjustments and Other Items.”

RAIL NORTH AMERICA
Rail North America reported segment profit of $66.5 million in the third quarter of 2021, compared to $56.1 million in the third quarter of 2020. Year to date, Rail North America reported segment profit of $209.8 million, compared to $178.1 million in the same period of 2020. Higher third-quarter and year-to-date segment profit was predominantly driven by higher gains on asset dispositions and lower maintenance expense, partially offset by lower revenue.

At Sept. 30, 2021, Rail North America’s wholly owned fleet was comprised of approximately 114,200 cars, including over 12,800 boxcars. The following fleet statistics and performance discussion exclude the boxcar fleet.

Fleet utilization was 99.2% at the end of the third quarter, compared to 98.5% at the end of the prior quarter and 98.2% at the end of the third quarter of 2020. During the third quarter, the renewal lease rate change of the GATX Lease Price Index (LPI) was negative 8.1%. This compares to negative 6.7% in the prior quarter and negative 29.4% in the third quarter of 2020. The average lease renewal term for all cars included in the LPI during the third quarter was 32 months, compared to 29 months in the prior quarter and 29 months in the third quarter of 2020. Rail North America’s investment volume during the third quarter was $178.9 million.

Additional fleet statistics, including information on the boxcar fleet, and macroeconomic data related to Rail North America’s business are provided on the last page of this press release.

RAIL INTERNATIONAL
Rail International’s segment profit was $27.0 million in the third quarter of 2021, compared to $24.0 million in the third quarter of 2020. Rail International reported segment profit of $76.1 million year-to-date 2021, compared to $57.9 million for the same period of 2020. The increase in third-quarter and year-to-date segment profit was predominately driven by more railcars on lease.

At Sept. 30, 2021, GATX Rail Europe’s (GRE) fleet consisted of over 26,800 cars. Utilization was 98.1%, compared to 98.4% at the end of the prior quarter and 98.2% at the end of the third quarter of 2020. Additional fleet statistics for GRE are provided on the last page of this press release.

PORTFOLIO MANAGEMENT
Portfolio Management reported segment profit of $6.2 million in the third quarter of 2021, compared to $44.3 million in the third quarter of 2020. Segment profit year-to-date 2021 was $24.5 million, compared to $83.1 million for the same period of 2020. The decline in segment profit in the comparative periods was primarily driven by lower share of affiliates’ earnings from the Rolls-Royce and Partners Finance affiliates, and in particular a large gain in the third quarter of 2020 from a transaction involving the refinancing and sale of a group of aircraft spare engines.

DISCONTINUED OPERATIONS
In the second quarter of 2020, GATX completed the sale of American Steamship Company (ASC). The ASC business segment is accounted for as discontinued operations. Results for discontinued operations are summarized below:

(Income per diluted share)	Three Months Ended September 30		Nine Months Ended September 30
Discontinued Operations	2021	2020	2021	2020
Operations, net of taxes	$—	$—	$—	$(0.06)
Gain on sale of ASC, net of taxes	—	(0.01)	—	0.09
Total Discontinued Operations	$—	$(0.01)	$—	$0.03

COMPANY DESCRIPTION
GATX Corporation (NYSE: GATX) strives to be recognized as the finest railcar leasing company in the world by our customers, our shareholders, our employees and the communities where we operate. As the leading global railcar lessor, GATX has been providing quality railcars and services to its customers for more than 120 years. GATX has been headquartered in Chicago, Illinois since its founding in 1898.

TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss 2021 third-quarter results. Call details are as follows:

Thursday, Oct. 21, 2021
11 a.m. Eastern Time
Domestic Dial-In: 1-800-367-2403
International Dial-In: 1-334-777-6978
Replay: 1-888-203-1112 or 1-719-457-0820 /Access Code: 9998699

Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. A replay will be available on the same site starting at 2 p.m. (Eastern Time), Oct. 21, 2021.

AVAILABILITY OF INFORMATION ON GATX'S WEBSITE
Investors and others should note that GATX routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the GATX Investor Relations website. While not all of the information that the Company posts to the GATX Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in GATX to review the information that it shares on www.gatx.com under the “Investor Relations” tab.

FORWARD-LOOKING STATEMENTS
Statements in this Earnings Release not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and, accordingly, involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “continue,” “likely,” “will,” “would”, and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.
The following factors, in addition to those discussed in our other filings with the SEC, including our Form 10-K for the year ended December 31, 2020 and subsequent reports on Form 10-Q, could cause actual results to differ materially from our current expectations expressed in forward-looking statements:

•the duration and effects of the global COVID-19 pandemic, including adverse impacts on our business, personnel, operations, commercial activity, supply chain, the demand for our transportation assets, the value of our assets, our liquidity, and macroeconomic conditions
•exposure to damages, fines, criminal and civil penalties, and reputational harm arising from a negative outcome in litigation, including claims arising from an accident involving our transportation assets
•inability to maintain our transportation assets on lease at satisfactory rates due to oversupply of assets in the market or other changes in supply and demand
•a significant decline in customer demand for our transportation assets or services, including as a result of:
◦weak macroeconomic conditions
◦weak market conditions in our customers' businesses
◦adverse changes in the price of, or demand for, commodities
◦changes in railroad operations, efficiency, pricing and service offerings, including those related to "precision scheduled railroading"
◦changes in supply chains
◦availability of pipelines, trucks, and other alternative modes of transportation
◦changes in conditions affecting the aviation industry, including reduced demand for air travel, geographic exposure and customer concentrations
◦other operational or commercial needs or decisions of our customers
◦customers' desire to buy, rather than lease, our transportation assets
•higher costs associated with increased assignments of our transportation assets following non-renewal of leases, customer defaults, and compliance maintenance programs or other maintenance initiatives
•events having an adverse impact on assets, customers, or regions where we have a concentrated investment exposure

•financial and operational risks associated with long-term purchase commitments for transportation assets
•reduced opportunities to generate asset remarketing income
•inability to successfully consummate and manage ongoing acquisition and divestiture activities
•reliance on Rolls-Royce in connection with our aircraft spare engine leasing businesses, and the risks that certain factors that adversely affect Rolls-Royce could have an adverse effect on those businesses
•fluctuations in foreign exchange rates
•failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees
•asset impairment charges we may be required to recognize
•deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs
•changes in banks' inter-lending rate reporting practices and the phasing out of LIBOR
•competitive factors in our primary markets, including competitors with significantly lower costs of capital
•risks related to our international operations and expansion into new geographic markets, including laws, regulations, tariffs, taxes, treaties or trade barriers affecting our activities in the countries where we do business
•changes in, or failure to comply with, laws, rules, and regulations
•inability to obtain cost-effective insurance
•environmental liabilities and remediation costs
•potential obsolescence of our assets
•inadequate allowances to cover credit losses in our portfolio
•operational, functional and regulatory risks associated with severe weather events, climate change and natural disasters
•inability to maintain and secure our information technology infrastructure from cybersecurity threats and related disruption of our business

FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Shari Hellerman
Director, Investor Relations
312-621-4285
shari.hellerman@gatx.com

(10/21/2021)

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In millions, except per share data)

	Three Months Ended September 30		Nine Months Ended September 30
	2021	2020	2021	2020
Revenues
Lease revenue	$283.9	$273.3	$852.1	$813.3
Marine operating revenue	5.0	5.0	13.7	11.6
Other revenue	24.6	26.1	70.6	79.4
Total Revenues	313.5	304.4	936.4	904.3
Expenses
Maintenance expense	74.2	76.7	225.1	244.8
Marine operating expense	3.7	3.6	13.8	10.9
Depreciation expense	91.1	83.4	271.2	245.4
Operating lease expense	9.0	12.3	30.1	38.1
Other operating expense	9.7	8.3	31.3	26.0
Selling, general and administrative expense	45.9	42.0	140.8	125.8
Total Expenses	233.6	226.3	712.3	691.0
Other Income (Expense)
Net gain on asset dispositions	21.9	8.9	79.1	42.3
Interest expense, net	(49.8)	(48.6)	(153.4)	(141.5)
Other expense	(0.3)	(1.2)	(9.7)	(12.2)
Income before Income Taxes and Share of Affiliates’ Earnings	51.7	37.2	140.1	101.9
Income taxes	(14.4)	(11.8)	(36.4)	(29.6)
Share of affiliates’ earnings, net of taxes	2.8	22.8	(21.6)	60.1
Net Income from Continuing Operations	40.1	48.2	$82.1	$132.4

Discontinued Operations, Net of Taxes
Net loss from discontinued operations, net of taxes	$—	$—	$—	$(2.2)
(Loss) gain on sale of discontinued operations, net of taxes	—	(0.3)	—	3.3
Discontinued Operations, Net of Taxes	—	(0.3)	$—	$1.1

Net Income	$40.1	$47.9	$82.1	$133.5

Share Data
Basic earnings per share from continuing operations	$1.13	$1.38	$2.32	$3.79
Basic earnings per share from discontinued operations	—	(0.01)	—	0.03
Basic earnings per share from consolidated operations	$1.13	$1.37	$2.32	$3.82
Average number of common shares	35.5	35.0	35.4	34.9

Diluted earnings per share from continuing operations	$1.11	$1.36	$2.28	$3.74
Diluted earnings per share from discontinued operations	—	(0.01)	—	0.03
Diluted earnings per share from consolidated operations	$1.11	$1.35	$2.28	$3.77
Average number of common shares and common share equivalents	36.0	35.4	36.0	35.4

Dividends declared per common share	$0.50	$0.48	$1.50	$1.44

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In millions)

	September 30	December 31
	2021	2020
Assets
Cash and Cash Equivalents	$566.0	$292.2
Restricted Cash	0.2	0.4
Receivables
Rent and other receivables	75.2	74.7
Finance leases (as lessor)	71.5	74.0
Less: allowance for losses	(6.4)	(6.5)
	140.3	142.2

Operating Assets and Facilities	11,025.8	10,484.0
Less: allowance for depreciation	(3,352.3)	(3,313.3)
	7,673.5	7,170.7
Lease Assets (as lessee)
Right-of-use assets, net of accumulated depreciation	279.2	335.9
Finance leases, net of accumulated depreciation	—	37.5
	279.2	373.4

Investments in Affiliated Companies	564.4	584.7
Goodwill	138.7	143.7
Other Assets	224.0	230.3
Total Assets	$9,586.3	$8,937.6

Liabilities and Shareholders’ Equity
Accounts Payable and Accrued Expenses	$164.1	$147.3
Debt
Commercial paper and borrowings under bank credit facilities	20.7	23.6
Recourse	6,029.8	5,329.0
	6,050.5	5,352.6
Lease Obligations (as lessee)
Operating leases	292.1	348.6
Finance leases	—	33.3
	292.1	381.9

Deferred Income Taxes	977.7	962.8
Other Liabilities	125.0	135.6
Total Liabilities	7,609.4	6,980.2
Total Shareholders’ Equity	1,976.9	1,957.4
Total Liabilities and Shareholders’ Equity	$9,586.3	$8,937.6

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended September 30, 2021
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$200.4	$68.8	$8.2	$6.5	$283.9
Marine operating revenue	—	—	5.0	—	5.0
Other revenue	19.4	2.7	0.1	2.4	24.6
Total Revenues	219.8	71.5	13.3	8.9	313.5
Expenses
Maintenance expense	58.9	14.0	—	1.3	74.2
Marine operating expense	—	—	3.7	—	3.7
Depreciation expense	64.8	18.5	4.9	2.9	91.1
Operating lease expense	9.0	—	—	—	9.0
Other operating expense	6.6	1.8	0.6	0.7	9.7
Total Expenses	139.3	34.3	9.2	4.9	187.7
Other Income (Expense)
Net gain on asset dispositions	20.2	0.9	0.6	0.2	21.9
Interest expense, net	(32.9)	(10.9)	(4.5)	(1.5)	(49.8)
Other (expense) income	(1.1)	(0.2)	2.0	(1.0)	(0.3)
Share of affiliates' pre-tax (loss) income	(0.2)	—	4.0	—	3.8
Segment profit	$66.5	$27.0	$6.2	$1.7	$101.4
Less:
Selling, general and administrative expense					45.9
Income taxes (includes $1.0 related to affiliates' earnings)					15.4
Net income from continuing operations					$40.1

Discontinued operations, net of taxes
Net income from discontinued operations, net of taxes					$—
Gain on sale of discontinued operations, net of taxes					—
Total discontinued operations, net of taxes					$—

Net income					$40.1

Selected Data:
Investment volume	$178.9	$40.9	$—	$10.0	$229.8

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$14.4	$0.3	$—	$0.2	$14.9
Residual sharing income	0.2	—	0.6	—	0.8
Non-remarketing net gains (1)	5.6	0.6	—	—	6.2
	$20.2	$0.9	$0.6	$0.2	$21.9
__________
(1) Includes net gains (losses) from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended September 30, 2020
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$208.7	$64.5	$0.1	$—	$273.3
Marine operating revenue	—	—	5.0	—	5.0
Other revenue	23.4	2.6	0.1	—	26.1
Total Revenues	232.1	67.1	5.2	—	304.4
Expenses
Maintenance expense	63.2	13.5	—	—	76.7
Marine operating expense	—	—	3.6	—	3.6
Depreciation expense	65.0	17.1	1.3	—	83.4
Operating lease expense	12.3	—	—	—	12.3
Other operating expense	6.6	1.6	0.1	—	8.3
Total Expenses	147.1	32.2	5.0	—	184.3
Other Income (Expense)
Net gain on asset dispositions	7.9	0.5	0.5	—	8.9
Interest (expense) income, net	(35.7)	(11.9)	(3.2)	2.2	(48.6)
Other (expense) income	(1.1)	0.5	—	(0.6)	(1.2)
Share of affiliates' pre-tax income	—	—	46.8	—	46.8
Segment profit	$56.1	$24.0	$44.3	$1.6	$126.0
Less:
Selling, general and administrative expense					42.0
Income taxes (includes $24.0 related to affiliates' earnings)					35.8
Net income from continuing operations					$48.2

Discontinued operations, net of taxes
Net income from discontinued operations, net of taxes					$—
Gain on sale of discontinued operations, net of taxes					(0.3)
Total discontinued operations, net of taxes					$(0.3)

Net income					$47.9

Selected Data:
Investment volume	$204.1	$45.3	$—	$0.5	$249.9

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$7.8	$0.2	$—	$—	$8.0
Residual sharing income	0.1	—	0.5	—	0.6
Non-remarketing net gains (1)	—	0.3	—	—	0.3
	$7.9	$0.5	$0.5	$—	$8.9
__________
(1) Includes net gains (losses) from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Nine Months Ended September 30, 2021
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$611.4	$204.7	$19.8	$16.2	$852.1
Marine operating revenue	—	—	13.7	—	13.7
Other revenue	56.4	7.9	0.5	5.8	70.6
Total Revenues	667.8	212.6	34.0	22.0	936.4
Expenses
Maintenance expense	178.8	43.6	—	2.7	225.1
Marine operating expense	—	—	13.8	—	13.8
Depreciation expense	195.7	55.2	12.6	7.7	271.2
Operating lease expense	30.1	—	—	—	30.1
Other operating expense	22.6	5.5	1.2	2.0	31.3
Total Expenses	427.2	104.3	27.6	12.4	571.5
Other Income (Expense)
Net gain on asset dispositions	74.8	2.0	1.7	0.6	79.1
Interest expense, net	(102.5)	(34.2)	(12.0)	(4.7)	(153.4)
Other (expense) income	(2.9)	—	2.0	(8.8)	(9.7)
Share of affiliates' pre-tax (loss) income	(0.2)	—	26.4	—	26.2
Segment profit (loss)	$209.8	$76.1	$24.5	$(3.3)	$307.1
Less:
Selling, general and administrative expense					140.8
Income taxes (includes $47.8 related to affiliates' earnings)					84.2
Net income from continuing operations					$82.1

Discontinued operations, net of taxes
Net income from discontinued operations, net of taxes					$—
Gain on sale of discontinued operations, net of taxes					—
Total discontinued operations, net of taxes					$—

Net income					$82.1

Selected Data:
Investment volume	$394.4	$126.1	$353.0	$19.7	$893.2

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$62.2	$0.7	$—	$0.5	$63.4
Residual sharing income	0.8	—	1.7	—	2.5
Non-remarketing net gains (1)	11.8	1.3	—	0.1	13.2
	$74.8	$2.0	$1.7	$0.6	$79.1
__________
(1) Includes net gains (losses) from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Nine Months Ended September 30, 2020
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$630.8	$181.9	$0.6	$—	$813.3
Marine operating revenue	—	—	11.6	—	11.6
Other revenue	72.5	6.5	0.4	—	79.4
Total Revenues	703.3	188.4	12.6	—	904.3
Expenses
Maintenance expense	206.5	38.3	—	—	244.8
Marine operating expense	—	—	10.9	—	10.9
Depreciation expense	193.0	48.4	4.0	—	245.4
Operating lease expense	38.1	—	—	—	38.1
Other operating expense	20.8	4.9	0.3	—	26.0
Total Expenses	458.4	91.6	15.2	—	565.2
Other Income (Expense)
Net gain on asset dispositions	39.9	0.8	1.6	—	42.3
Interest (expense) income, net	(103.5)	(34.0)	(9.1)	5.1	(141.5)
Other expense	(3.2)	(5.7)	—	(3.3)	(12.2)
Share of affiliates' pre-tax income	—	—	93.2	—	93.2
Segment profit	$178.1	$57.9	$83.1	$1.8	$320.9
Less:
Selling, general and administrative expense					125.8
Income taxes (includes $33.1 related to affiliates' earnings)					62.7
Net income from continuing operations					$132.4

Discontinued operations, net of taxes
Net loss from discontinued operations, net of taxes					$(2.2)
Gain on sale of discontinued operations, net of taxes					3.3
Total discontinued operations, net of taxes					$1.1

Net income					$133.5

Selected Data:
Investment volume	$474.6	$164.5	$0.3	$2.0	$641.4

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$39.1	$0.2	$0.1	$—	$39.4
Residual sharing income	0.3	—	1.5	—	1.8
Non-remarketing net gains (1)	0.5	0.6	—	—	1.1
	$39.9	$0.8	$1.6	$—	$42.3
__________
(1) Includes net gains (losses) from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except per share data)

Impact of Tax Adjustments and Other Items on Net Income(1)

	Three Months Ended September 30		Nine Months Ended September 30
	2021	2020	2021	2020
Net income (GAAP)	$40.1	$47.9	$82.1	$133.5
Less: Net (loss) income from discontinued operations (GAAP)	—	(0.3)	—	1.1
Net income from continuing operations (GAAP)	$40.1	$48.2	$82.1	$132.4
Adjustments attributable to pre-tax income from continuing operations:
Debt extinguishment costs (2)	—	—	4.5	—
Total adjustments attributable to pre-tax income from continuing operations	$—	$—	$4.5	$—
Income taxes thereon, based on applicable effective tax rate	$—	$—	$(1.1)	$—
Adjustments attributable to affiliates' earnings, net of taxes:
Income tax rate changes (3)	—	12.3	39.7	12.3
Total adjustments attributable to affiliates' earnings, net of taxes	$—	$12.3	$39.7	$12.3
Net income from continuing operations, excluding tax adjustments and other items (non-GAAP)	$40.1	$60.5	$125.2	$144.7
Net (loss) income from discontinued operations, excluding tax adjustments and other items (non-GAAP)	—	(0.3)	—	1.1
Net income from consolidated operations, excluding tax adjustments and other items (non-GAAP)	$40.1	$60.2	$125.2	$145.8

Impact of Tax Adjustments and Other Items on Diluted Earnings per Share(1)

	Three Months Ended September 30		Nine Months Ended September 30
	2021	2020	2021	2020
Diluted earnings per share from continuing operations (GAAP)	$1.11	$1.36	$2.28	$3.74
Diluted earnings per share from discontinued operations (GAAP)	—	(0.01)	—	0.03
Diluted earnings per share from consolidated operations (GAAP)	$1.11	$1.35	$2.28	$3.77

Diluted earnings per share from continuing operations, excluding tax adjustments and other items (non-GAAP)	$1.11	$1.71	$3.48	$4.09
Diluted earnings per share from discontinued operations, excluding tax adjustments and other items (non-GAAP)	—	(0.01)	—	0.03
Diluted earnings per share from consolidated operations, excluding tax adjustments and other items (non-GAAP)	$1.11	$1.70	$3.48	$4.12
(1)    In addition to financial results reported in accordance with GAAP, we compute certain financial measures using non-GAAP components. Specifically, we exclude the effects of certain tax adjustments and other items for purposes of presenting net income, diluted earnings per share, and return on equity because we believe these items are not attributable to our business operations. Management utilizes net income, excluding tax adjustments and other items, when analyzing financial performance because such amounts reflect the underlying operating results that are within management’s ability to influence. Accordingly, we believe presenting this information provides investors and other users of our financial statements with meaningful supplemental information for purposes of analyzing year-to-year financial performance on a comparable basis and assessing trends.
(2)    Write-off of unamortized deferred financing costs associated with the early redemption of our $150 million 5.625% Senior Notes due 2066.
(3)    Deferred income tax adjustments due to an enacted corporate income tax rate increase in the United Kingdom in 2021 and the elimination of a previously announced corporate income tax rate reduction in the United Kingdom in 2020.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except leverage)

	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Total Assets, Excluding Cash, by Segment
Rail North America	$5,976.8	$5,916.3	$5,896.5	$5,887.5	$5,801.5
Rail International	1,672.2	1,695.8	1,653.4	1,699.2	1,615.0
Portfolio Management	1,019.6	1,023.2	1,057.5	700.5	707.6
Other	351.5	347.1	348.8	357.8	106.4
Total Assets, excluding cash	$9,020.1	$8,982.4	$8,956.2	$8,645.0	$8,230.5
Debt and Lease Obligations, Net of Unrestricted Cash
Unrestricted cash	$(566.0)	$(417.9)	$(958.9)	$(292.2)	$(459.8)
Commercial paper and bank credit facilities	20.7	17.9	19.6	23.6	13.5
Recourse debt	6,029.8	5,803.1	6,374.6	5,329.0	5,183.0
Operating lease obligations	292.1	298.7	328.0	348.6	368.0
Finance lease obligations	—	43.6	—	33.3	—
Total debt and lease obligations, net of unrestricted cash	$5,776.6	$5,745.4	$5,763.3	$5,442.3	$5,104.7
Shareholders’ Equity	$1,976.9	$1,971.4	$1,960.0	$1,957.4	$1,930.0
Recourse Leverage (1)	2.9	2.9	2.9	2.8	2.6
 _________
(1)    Calculated as total recourse debt / shareholder's equity.

Reconciliation of Total Assets to Total Assets, Excluding Cash
Total Assets	$9,586.3	$9,400.5	$9,915.3	$8,937.6	$8,690.3
Less: cash	(566.2)	(418.1)	(959.1)	(292.6)	(459.8)
Total Assets, excluding cash	$9,020.1	$8,982.4	$8,956.2	$8,645.0	$8,230.5

 GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Rail North America Statistics
Lease Price Index (LPI) (1)
Average renewal lease rate change	(8.1)%	(6.7)%	(18.1)%	(22.6)%	(29.4)%
Average renewal term (months)	32	29	30	34	29
Fleet Rollforward (2)
Beginning balance	102,144	102,903	103,745	103,363	102,891
Cars added	742	693	977	1,015	1,578
Cars scrapped	(947)	(770)	(1,002)	(571)	(623)
Cars sold	(598)	(682)	(817)	(62)	(483)
Ending balance	101,341	102,144	102,903	103,745	103,363
Utilization	99.2%	98.5%	97.8%	98.1%	98.2%
Average active railcars	100,467	100,722	101,099	101,723	101,552
Boxcar Fleet
Ending balance	12,809	12,659	13,880	14,315	14,753
Utilization	98.4%	97.1%	97.1%	95.8%	94.5%
Rail Europe Statistics
Fleet Rollforward
Beginning balance	26,727	26,498	26,343	25,956	25,705
Cars added	213	359	226	446	331
Cars scrapped/sold	(100)	(130)	(71)	(59)	(80)
Ending balance	26,840	26,727	26,498	26,343	25,956
Utilization	98.1%	98.4%	98.2%	98.1%	98.2%
Average active railcars	26,310	26,156	25,917	25,669	25,369
Rail North America Industry Statistics
Manufacturing Capacity Utilization Index (3)	75.2%	75.6%	74.6%	74.7%	72.3%
Year-over-year Change in U.S. Carloadings (excl. intermodal) (4)	7.9%	9.4%	(2.6)%	(12.9)%	(15.3)%
Year-over-year Change in U.S. Carloadings (chemical) (4)	5.6%	5.9%	(3.8)%	(3.4)%	(5.1)%
Year-over-year Change in U.S. Carloadings (petroleum) (4)	(3.6)%	(4.3)%	(14.4)%	(14.0)%	(12.5)%
Production Backlog at Railcar Manufacturers (5)	n/a (6)	37,470	34,829	34,598	37,417
 _________
(1) GATX's Lease Price Index (LPI) is an internally-generated business indicator that measures lease rate pricing on renewals for our North American railcar fleet, excluding boxcars. GATX calculates the index using the weighted-average lease rate for a group of railcar types that GATX believes best represents its overall North American fleet, excluding boxcars. The average renewal lease rate change is reported as the percentage change between the average renewal lease rate and the average expiring lease rate, weighted by fleet composition. The average renewal lease term is reported in months and reflects the average renewal lease term of railcar types in the LPI, weighted by fleet composition.
(2) Excludes boxcar fleet.
(3) As reported and revised by the Federal Reserve.
(4) As reported by the Association of American Railroads (AAR).
(5) As reported by the Railway Supply Institute (RSI).
(6) Not available, not published as of the date of this release.